UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 11, 2017, the Board of Directors (the “Board”) of WildHorse Resource Development Corporation (the “Company”) approved an increase to the size of the Board from ten to eleven members and the appointment of Stephanie C. Hildebrandt to serve as a director of the Company. Ms. Hildebrandt will serve as an independent director and has been appointed to serve as a member of the Board’s Audit Committee.

As compensation for services provided as a member of the Board, Ms. Hildebrandt will receive (i) an annual cash retainer of $150,000 and (ii) an annual restricted stock award equal in value to approximately $150,000 (determined as of the applicable date of grant), which award is subject to a one-year vesting period.

The Company agreed to enter into an indemnification agreement with Ms. Hildebrandt (the “Indemnification Agreement”) in the form entered into with other directors of the Company. The Indemnification Agreement provides, among other things, that the Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless Ms. Hildebrandt against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Ms. Hildebrandt reasonably incurs and that result from, arise in connection with or are by reason of Ms. Hildebrandt’s service as a director or in any other capacity for the Company or its subsidiaries at the request of the Company. Under the Indemnification Agreement, in specified circumstances, the Company must advance payment of expenses to Ms. Hildebrandt, including reasonable attorneys’ fees, in connection with certain proceedings. The Indemnification Agreement also provides that the Company must use its reasonable efforts to maintain specified insurance policies and coverage. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.02.

There are no arrangements or understandings between Ms. Hildebrandt and any other person pursuant to which she was selected as a director. Ms. Hildebrandt has no family relationship with any director or executive officer.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Indemnification Agreement (Stephanie C. Hildebrandt)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: December 12, 2017

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